UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 9, 2015

Universal Truckload Services, Inc.

(Exact name of registrant as specified in its charter)

Michigan	0-51142	38-3640097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12755 E. Nine Mile Road, Warren, Michigan

(Address of principal executive offices)

48089

(Zip Code)

(586) 920-0100

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

Third Amendment to Revolving Credit and Term Loan Agreement

On June 9, 2015, Universal Truckload Services, Inc. (the “Company”) entered into a Third Amendment (the “Amendment to Credit Agreement”) to its Revolving Credit and Term Loan Agreement dated August 28, 2012 (as amended, the “Credit Agreement”) with the lenders who are parties to our Credit Agreement and Comerica Bank, as administrative agent, arranger and documentation agent.

The Amendment to Credit Agreement modifies the Credit Agreement to exclude purchases of up to $35 million of the Company’s common stock in a modified “Dutch auction” tender offer from the calculation of the Company’s fixed charge coverage ratio, as defined in the Credit Agreement.

The foregoing description of the Amendment to Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment to Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amendment to Security Agreement

In connection with the entry into the Amendment to Credit Agreement, on June 9, 2015, the Company entered into an Amendment (the “Amendment to Security Agreement”) to the Security Agreement dated as of August 28, 2012 (the “Security Agreement”) among the Company, certain of its subsidiaries and Comerica Bank, as administrative agent, in order to make certain technical modifications to obligations set forth in the Security Agreement.

The foregoing description of the Amendment to Security Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment to Security Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Third Amendment to Revolving Credit and Term Loan Agreement, dated June 9, 2015.

10.2	Amendment to Security Agreement, dated June 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIVERSAL TRUCKLOAD SERVICES, INC.

Date: June 9, 2015	/s/ David A. Crittenden
David A. Crittenden
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Third Amendment to Revolving Credit and Term Loan Agreement, dated June 9, 2015.

10.2	Amendment to Security Agreement, dated June 9, 2015.